EXHIBIT 10.4

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                            ASSET PURCHASE AGREEMENT

                                  by and among

                              BHS CONSULTING CORP.,

                                ITS SHAREHOLDERS

                                       and

                            CORNELL CORRECTIONS, INC.


                            Dated as of May 10, 1999

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                                TABLE OF CONTENTS
                                                                            PAGE
ARTICLE I DEFINITIONS........................................................1
      SECTION 1.1 Accounting Terms...........................................1
      SECTION 1.2 Defined Terms..............................................1

ARTICLE II CLOSING...........................................................2
      SECTION 2.1 Closing....................................................2

ARTICLE III PURCHASE, SALE AND DELIVERY......................................2
      SECTION 3.1 Acquisition Assets.........................................2
      SECTION 3.2 Excluded Assets............................................3
      SECTION 3.3 Purchase Price.............................................4
      SECTION 3.4 Allocation Reporting.......................................4

ARTICLE IV LIABILITIES AND OBLIGATIONS.......................................5
      SECTION 4.1 Liabilities Not Assumed by Purchaser.......................5
      SECTION 4.2 Assumed Liabilities........................................6

ARTICLE V REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS......6
      SECTION 5.1 Organization; Qualification................................6
      SECTION 5.2 Capitalization.............................................7
      SECTION 5.3 Authority; Enforceability..................................7
      SECTION 5.4 Subsidiaries...............................................7
      SECTION 5.5 Conflicting  Agreements and Other Matters; Consents........7
      SECTION 5.6 No Default; Compliance With Laws and Regulations...........8
      SECTION 5.7 Schedule of Expenses.......................................9
      SECTION 5.8 No Undisclosed Liabilities.................................9
      SECTION 5.9 Absence of Certain Changes.................................9
      SECTION 5.10 Contracts, Agreements, Plans and Commitments.............10
      SECTION 5.11 Actions Pending..........................................11
      SECTION 5.12  [intentionally omitted].................................11
      SECTION 5.13 Insurance................................................11
      SECTION 5.14 Title....................................................12
      SECTION 5.15 Real Estate..............................................12
      SECTION 5.16 Taxes....................................................12
      SECTION 5.17 Employee Benefit Plans...................................13
      SECTION 5.18 Employees and Labor Matters..............................14
      SECTION 5.19 Intellectual Property Rights.............................15
      SECTION 5.20 Relationships............................................15
      SECTION 5.21 Certain Payments.........................................15
      SECTION 5.22 Books and Records........................................15
      SECTION 5.23 Condition and Sufficiency of Assets......................15

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ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASER......................16
      SECTION 6.1 Corporate Existence.......................................16
      SECTION 6.2 Authority; No Conflicts...................................16
      SECTION 6.3 Binding Agreement.........................................16
      SECTION 6.4 Pending Litigation........................................16

ARTICLE VII CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES............17
      SECTION 7.1 Employees.................................................17
      SECTION 7.2 Taxes.....................................................18
      SECTION 7.3 Consents..................................................18
      SECTION 7.4 Title.....................................................19
      SECTION 7.5 Environmental Due Diligence...............................19
      SECTION 7.6 Further Assurances........................................19
      SECTION 7.7 Mail Received After Closing...............................19
      SECTION 7.8 Bills and Payments Received After Closing.................19
      SECTION 7.9 Loss Due to Casualty......................................20

ARTICLE VIII COVENANTS......................................................20
      SECTION 8.1 Seller's and Shareholders'Covenants.......................20
      SECTION 8.2 Purchaser's Covenants.....................................22

ARTICLE IX CONDITIONS TO CLOSING............................................23
      SECTION 9.1 Conditions to Obligations of Purchaser....................23
      SECTION 9.2 Conditions to Obligations of Seller.......................25

ARTICLE X TERMINATION.......................................................25
      SECTION 10.1 Grounds for Termination..................................26
      SECTION 10.2 Effect of Termination....................................26

ARTICLE XI INDEMNIFICATION..................................................27
      SECTION 11.1 Seller's and Shareholders'Indemnity Obligations..........27
      SECTION 11.2 Purchaser's Indemnity Obligations........................27
      SECTION 11.3 Environmental Laws and Claims............................27
      SECTION 11.4 Indemnification Procedures...............................28
      SECTION 11.5 Determination of Indemnified Amounts.....................29
      SECTION 11.6 Limitation of Seller's and Shareholders'Liability........30
      SECTION 11.7 Limitation of Purchaser's Liability......................30

ARTICLE XII MISCELLANEOUS...................................................30
      SECTION 12.1 Commissions..............................................30
      SECTION 12.2 Survival Period..........................................30
      SECTION 12.3 Expenses.................................................31
      SECTION 12.4 Notices..................................................31
      SECTION 12.5 Entire Agreement.........................................32
      SECTION 12.6 Governing Law............................................32
      SECTION 12.7 Assignments and Third Parties............................32

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      SECTION 12.8 Severability.............................................33
      SECTION 12.9 Amendments; No Waivers...................................33
      SECTION 12.10 No Third Party Beneficiaries............................33
      SECTION 12.11 Headings; Use of Certain Terms..........................33
      SECTION 12.12 Counterparts............................................33

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EXHIBITS

Exhibit 1.2             Definitions
Exhibit 8.1(c)          Confidentiality Agreement
Exhibit 9.1(b)          Certificate of Officer and Shareholders of Seller
Exhibit 9.1(e)          Bill of Sale
Exhibit 9.1(e)(ii)      Assignment of Contracts and other Intangible Assets
Exhibit 9.1(p)          Opinion of Seller's Counsel
Exhibit 9.2(c)          Officer's Certificate of Purchaser
Exhibit 9.2(e)          Opinion of Purchaser's Counsel

SCHEDULES

Schedule 3.1(i)         Equipment
Schedule 3.1(vi)        Off -the-Shelf Software
Schedule 3.1(vii)       Contract Management and Corporate Tickler Software
Schedule 3.1(viii)      CMHC Systems, Inc.
Schedule 3.4            Allocation Reporting
Schedule 4.2(b)         Assumed Liabilities
Schedule 5.2            Capitalization
Schedule 5.5            Conflicting Agreements and Other Matters; Consents
Schedule 5.6(a)         No Default; Compliance with Laws and Regulations
Schedule 5.6(c)         Required Permits
Schedule 5.7            Schedule of Expenses
Schedule 5.8            No Undisclosed Liabilities
Schedule 5.9            Absence of Certain Changes
Schedule 5.10           Contracts, Agreements, Plans and Commitments
Schedule 5.11           Actions
Schedule 5.13           Insurance
Schedule 5.14           Title
Schedule 5.15           Real Estate
Schedule 5.16           Taxes
Schedule 5.17           Employee Benefit Plans
Schedule 5.20           Related Party Transactions
Schedule 5.23           Condition and Sufficiency of Assets

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                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (this "AGREEMENT"), dated May 10, 1999, is by and among BHS Consulting Corp., a Delaware corporation ("SELLER"), Peter J. Bokos and Nancy E. Haser (the "SHAREHOLDERS") and Cornell Corrections, Inc., a Delaware corporation ("PURCHASER").

      WHEREAS, Seller is in the business of providing management, administrative and consulting services to entities that provide treatment and rehabilitative services at and operate behavioral health facilities in Illinois, among other states (the "BUSINESS"); and

      WHEREAS, the Shareholders own all of the issued and outstanding shares of capital stock of Seller.

      WHEREAS, Purchaser wishes to purchase from Seller and Seller wishes to sell, transfer, assign and deliver to Purchaser substantially all of the assets and contract rights used by Seller in connection with the operation of that portion of its Business which consists of providing certain management, administrative and consulting services to Interventions, an Illinois not-for-profit corporation ("INTERVENTIONS"), and IDDRS Foundation, an Illinois not-for-profit foundation ("IDDRS") (collectively, the "ACQUIRED BUSINESS") relating to the programs being transferred by Interventions to Purchaser on the terms and subject to the conditions set forth herein.

      WHEREAS, the Seller and the Shareholders are making certain representations, warranties and indemnities herein, as an inducement to Purchaser to enter into this Agreement.

      NOW,   THEREFORE,   in   consideration   of   the   premises   and   the
representations, warranties, covenants and agreements stated herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:
ARTICLE I
                                   DEFINITIONS

      SECTION 1.1 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles and on a basis not inconsistent with those applied in the preparation of the 1998 Expense Schedule referred to in SECTION 5.7 hereof.

      SECTION 1.2 DEFINED TERMS. As used in this Agreement, other words and terms have the meanings specified in EXHIBIT 1.2. Other capitalized terms have the meanings assigned to them elsewhere in this Agreement.
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                                   ARTICLE II
                                     CLOSING

      SECTION 2.1 CLOSING. The closing of the purchase and sale provided for herein (the "CLOSING") shall take place at the offices of Hopkins & Sutter in Chicago, Illinois, on or before July 31, 1999, or at such other place or such other time or date not later than September 30, 1999 as may be agreed upon by the parties hereto or as otherwise set forth in SECTION 10.1. Except as otherwise provided in SECTION 10, the failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section shall not result in the termination of this Agreement and shall not relieve any party to this Agreement of any obligation hereunder. For purposes of this Agreement, the date on which the Closing actually occurs is referred to as the "CLOSING DATE".

                                  ARTICLE III
                          PURCHASE, SALE AND DELIVERY

      SECTION 3.1 ACQUISITION ASSETS. Subject to the terms and conditions of this Agreement, and on the basis of the representations and warranties hereinafter set forth, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall acquire and purchase from Seller the following assets, properties and rights of Seller:

            (i) right, title and interest of Seller in and to the machinery, equipment, tools, furniture, computers, appliances, implements, spare parts, supplies, and other tangible personal property listed on SCHEDULE 3.1(I) hereto (collectively, the "EQUIPMENT");

            (ii) all right, title and interest of Seller in and to all office supplies, kitchen supplies, laundry supplies, medical supplies, safety equipment, maintenance supplies, other supplies and similar items used or consumed in the Acquired Business and which exist on the Closing Date (collectively, the "SUPPLIES");

            (iii) all right, title and interest of Seller in, to and under the contracts listed on SCHEDULE 3.1(III) hereto (collectively, the "CONTRACTS");

            (iv) all right, title and interest of Seller in and to all goodwill and going concern value of the Acquired Business;

            (v) a nonexclusive perpetual license to use the systems ("SYSTEMS") for accounts payable, payroll, billing, collection of accounts receivable, patient services and records and other systems, policies and procedures established by Seller and maintained in written and/or electronic form pursuant to the Management Agreement between Interventions and the Seller dated February 28, 1995, and as amended on October 5, 1995, and January 29, 1998 (the "INTERVENTIONS CONTRACT");

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            (vi) all right, title and interest of Seller in and to the software described in Schedule 3.1(vi) hereto (the "OFF-THE-SHELF SOFTWARE");

            (vii) a nonexclusive perpetual license in and to the software described in SCHEDULE 3.1(VII) (the "CONTRACT MANAGEMENT AND CORPORATE TICKLER Software");

            (viii) a nonexclusive perpetual license in and to the software which is the subject of the agreements described in SCHEDULE 3.1(VIII) (the "CMHC SOFTWARE"), if permitted by CMHC, or all right, title and interest of Seller in and to the CMHC Software, subject to the consent of CMHC and, if permitted by CMHC, a nonexclusive perpetual license back to Seller;

            (ix) such rights which Seller has to use the name "BHS Management Corporation" and "BHS Consulting Corp." and all derivations thereof in connection with Purchaser's future operation of the Acquired Business;

            (x) all rights of Seller under any express or implied warranties from the suppliers of Seller with respect to the Acquisition Assets, to the extent they are assignable;

            (xi) copies of the books, records and written information that relate to the Acquired Business or the Acquisition Assets and which are required or necessary in order for Purchaser to conduct the Acquired Business from and after the Closing Date in the manner in which it is presently being conducted (the "BOOKS AND RECORDS") and confidential information relating to the Acquired Business; and

            (xii) copies of the personnel files relating to employees of Seller who accept the offered employment by Purchaser as contemplated by SECTION
      7.1 hereof (the "TRANSFERRED EMPLOYEES").

      Subject to SECTION 3.2 hereof, all of the assets referenced in this
SECTION 3.1 are collectively referred to as the "ACQUISITION ASSETS".

SECTION 3.2 EXCLUDED ASSETS. Notwithstanding SECTION 3.1 hereof, Seller is not selling and Purchaser is not purchasing pursuant to this Agreement any of the following, all of which shall be retained by Seller (collectively, the "EXCLUDED ASSETS"):

      (a) all accounts receivable of Seller and all other rights of Seller to payment for services rendered (collectively, the "ACCOUNTS RECEIVABLE");

      (b) all cash and other investments of Seller, such as by way of example, accounts with banks and other financial institutions, certificates of deposit and the like;

      (c) all employee benefit plans (as defined in ERISA) and all other similar benefit plans, programs, arrangements or commitments (whether written or oral) of Seller;

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      (d) the following management contracts:

            (i) Management Agreement by and between Seller and Interventions, Inc., an Indiana not-for-profit corporation, dated as of February 28, 1995, as amended by that certain First Amendment to Management Agreement dated as of October 5, 1995, and that certain Second Amendment to Management Agreement dated as of January 29, 1998;

            (ii) Management Agreement by and between Seller and Interventions, Ltd., a Wisconsin not-for-profit corporation, dated as of August 14, 1995, as amended by that certain First Amendment to Management Agreement dated as of January 20, 1997 and by that certain Second Amendment to Management Agreement dated as of February , 1998;

            (iii) Consulting Agreement by and between Seller and IDDRS, dated as of June 19, 1996 (the "IDDRS CONTRACT");

            (iv) Management and Administrative Consulting Agreement by and between Seller and The Women's Treatment Center, an Illinois not-for-profit corporation, dated as of December 16, 1996; and

            (v) Management and Administrative Consulting Agreement by and between Seller and Breaking Free, Inc., an Illinois not-for-profit corporation, dated as of April 3, 1996; and

      (e) any other assets of Seller that are not Acquisition Assets.

      SECTION 3.3 PURCHASE PRICE. The aggregate consideration for the purchase of the Acquisition Assets and the execution and delivery by the Seller of the Covenant Not to Compete Agreement to the Purchaser (the "Seller Noncompete Agreement") shall be $1,900,000 LESS (i) a working capital allowance of $91,000, and (ii) an amount equal to Seller's accrued vacation pay assumed by Purchaser under SECTION 4.2(B) (the "PURCHASE PRICE"), payable to Seller at the Closing by wire transfer of immediately available funds to an account designated in writing by Seller.

      SECTION 3.4 ALLOCATION REPORTING. Unless otherwise agreed in writing by Purchaser and Seller, (i) SCHEDULE 3.4 hereto sets forth the allocations established by Purchaser and Seller of the Purchase Price (and any other items constituting consideration paid by Purchaser or received by Seller in connection with the disposition of the Acquisition Assets) among the Acquisition Assets and the Seller Noncompete Agreement; (ii) the allocations set forth on SCHEDULE 3.4 hereto will be used by Purchaser and Seller as the basis for reporting asset values and other items for purposes of all required Tax Returns (including any Tax Returns required to be filed under Section 1060(b) of the Code and the Treasury regulations thereunder); and (iii) Purchaser and Seller shall not assert, in connection with any audit or other proceeding with respect to Taxes, any asset values or other items inconsistent with the allocations set forth on
SCHEDULE 3.4 hereto.

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                                   ARTICLE IV
                          LIABILITIES AND OBLIGATIONS

      SECTION 4.1 LIABILITIES NOT ASSUMED BY PURCHASER. Except as otherwise provided in SECTION 4.2 hereof, Purchaser does not assume or agree to pay, perform or discharge, and shall not be responsible for, any commitments, contracts, agreements or obligations or claims against, or liabilities of, Seller or the Shareholders whatsoever, including without limitation, the following (collectively, the "EXCLUDED LIABILITIES"):

      (a) any sales, use, income, franchise or other tax or charge, if any, which may become payable by Seller or the Shareholders by reason of the sale and transfer of the Acquisition Assets under federal law or under the laws of any state, or may be imposed upon Seller or the Shareholders by reason of receipt of the Purchase Price or relief from any liability pursuant to this Agreement;

      (b) any of the costs and expenses incurred in connection with the future operations of Seller, and the costs and expenses of Seller and the Shareholders incurred in negotiating, entering into and carrying out their obligations pursuant to this Agreement;

      (c) the trade accounts payable, accrued liabilities and any other liabilities of Seller incurred in the course of Seller's operations as of the Closing Date, any indebtedness (whether short-term or long-term) for borrowed money, together with all interest thereon;

      (d) any commitments related to events occurring prior to the Closing Date pursuant to the Contracts;

      (e) any Taxes for which Seller is liable (taking into account the provisions of SECTION 7.2(A) hereof);

      (f) any prepayment penalties or other liabilities related to retiring or extinguishing any indebtedness of Seller;

      (g) any liabilities arising out of the ownership of the Acquisition Assets or the operation of the Business by Seller prior to the Closing Date related to OSHA, EEOC, EPA or any other Governmental Authority, or any violation of law;

      (h) any liability or obligation (contingent or otherwise) of Seller arising out of (i) any claim, litigation, or proceeding threatened or pending on or before the Closing Date, (ii) any claim, litigation, or proceeding threatened or initiated after the Closing Date to the extent based on an act or omission of Seller or any current or former officer, director, employee, agent or representative of Seller occurring before the Closing Date and for which Seller other than by reason of this Agreement has liability, or (iii) the operation of the Business and/or Acquisition Assets before the Closing Date, whether or not set forth on SCHEDULE 5.11.

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      (i) any Environmental Claim or any violation of Environmental Law, to the extent such claim or violation arises out of the ownership of the Acquisition Assets or the operation of the Business prior to the Closing Date;

      (j) any liability arising out of or in connection with Seller's defective performance of any Contract, the Interventions Contract or the IDDRS Contract or the breach by Seller of any express or implied warranty with respect to performance by Seller of any Contract, the Interventions Contract or the IDDRS Contract prior to the Closing Date;

      (k) any liability or obligation of Seller arising out of any employee benefit plan (as defined in ERISA) and all other similar benefit plans, programs, arrangements or commitments (whether written or oral) of Seller;

      (l) any contingent or unknown liability of Seller and/or the Shareholders; and

      (m) any liability or obligation of Seller to the extent that it arises exclusively under or in connection with the Excluded Assets.

      SECTION 4.2 ASSUMED LIABILITIES. The Purchaser assumes and agrees to pay, perform and discharge when due solely the following debts, liabilities, obligations and contracts of the Seller (collectively, the "ASSUMED LIABILITIES");

      (a) all obligations relating to events occurring on or after the Closing Date pursuant to the Contracts; and

      (b) Seller's accrued vacation pay liability as of the Closing Date for the Transferred Employees solely to the extent such liabilities and employees are expressly set forth on SCHEDULE 4.2(B) (which the parties shall prepare and mutually agree to prior to Closing) and are credited against the Purchase Price pursuant to SECTION 3.3.

                                   ARTICLE V
          REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS

      Seller and each of the Shareholders, jointly and severally, represent, warrant and agree to and with Purchaser as follows:

      SECTION 5.1 ORGANIZATION; QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has heretofore delivered to Purchaser true, correct and complete copies of its articles of incorporation and bylaws, each as amended or restated through the date of this Agreement. Seller has all requisite power and authority to own and operate its assets and properties and to carry on its business and the Business as it is now being conducted. Seller is duly licensed or qualified as a foreign entity to do business and is in good standing in Illinois.

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      SECTION 5.2 Capitalization.

      (a) The authorized capital stock of Seller consists of 1,000 shares of Seller's common stock, $1.00 par value per share ("SELLER COMMON STOCK"). As of the date of this Agreement, there are, and as of Closing there will be 1,000 shares of Seller Common Stock issued and outstanding. All of such issued and outstanding shares of Seller Common Stock are validly issued and are fully paid, nonassessable and free of preemptive rights and are owned beneficially and of record as set forth on SCHEDULE 5.2. No Subsidiary of Seller holds any shares of the capital stock of Seller.

      (b) There are no outstanding (i) subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, debenture, instrument or other agreement obligating the Seller or any Shareholder to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Seller or obligating Seller or any Shareholder to grant, extend or enter into any such agreement or commitment, or
(ii) obligations of the Seller or any Shareholder to repurchase, redeem or otherwise acquire any securities referred to in clause (i) above. There are no voting trusts, proxies or other agreements or understandings to which the Seller or any Shareholder is a party or is bound with respect to the voting of any shares of capital stock of Seller.

      SECTION 5.3 AUTHORITY; ENFORCEABILITY. Seller has all requisite corporate power and authority to enter into this Agreement. All necessary action on the part of Seller has been taken to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and the Shareholders. This Agreement constitutes, as of the date hereof, and this Agreement and all documents and instruments required hereunder to be executed and delivered by Seller and the Shareholders at or prior to Closing will constitute, on the Closing Date, legal, valid and binding obligations of Seller and the Shareholders enforceable against Seller and the Shareholders in accordance with their terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally.

      SECTION 5.4 SUBSIDIARIES. Seller does not have any Subsidiaries.

      SECTION 5.5 CONFLICTING AGREEMENTS AND OTHER MATTERS; CONSENTS. The execution and delivery of this Agreement by Seller and Shareholders does not, the fulfillment of or compliance with the terms and provisions hereof will not, and the consummation of the transactions contemplated hereby will not:

      (a) violate or conflict with any provision of, or (except as set forth in SCHEDULE 5.5) require any notice, consent, authorization or approval under, the articles of incorporation or bylaws of Seller;

      (b) to the Best Knowledge of Seller and the Best Knowledge of each Shareholder, violate or conflict with any provision of, or require any filing, consent, authorization or approval under, any

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law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to or binding upon Seller or the Shareholders or to which the Acquisition Assets are subject, except where such violation or conflict would not have a Material Adverse Effect; or

      (c) to the Best Knowledge of Seller and the Best Knowledge of each Shareholder, conflict with, result in a material breach of, constitute a material default under (whether with notice or the lapse of time or both), accelerate or permit the acceleration of the performance required by, or (except as set forth in SCHEDULE 5.5) require any consent, authorization or approval under, (i) any mortgage, indenture, deed of trust, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which Seller is a party or by which Seller is bound or to which Seller's properties are subject or (ii) any material lease, license, contract or other agreement or instrument to which Seller is a party or by which the Acquisition Assets are subject.

      SECTION 5.6 No Default; Compliance With Laws and Regulations.

      (a) Except as set forth on SCHEDULE 5.6(A) or for defaults which would not have a Material Adverse Effect, Seller is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any mortgage, indenture, deed of trust, loan or credit agreement, or any other agreement or instrument evidencing indebtedness or borrowed money to which Seller is a party or by which Seller or any of the Acquisition Assets or Leased Property (as defined below) are bound, (ii) any judgment, order or injunction of any court or Governmental Authority or (iii) any other agreement, contract, lease or license, including but not limited to the Contracts, the Interventions Contract or the IDDRS Contract.

      (b) Except for violations which would not have a Material Adverse Effect, Seller is not in violation of any order, judgment or decree of any federal or state court or Governmental Authority or, to the Best Knowledge of Seller and to the Best Knowledge of each Shareholder, of any law or regulation applicable to the Acquisition Assets or the Acquired Business; provided, that the Best Knowledge qualification in this subparagraph (b) shall be applied to the representation but not the warranty of Seller and the Shareholders.

      (c) Except as set forth on SCHEDULE 5.6(C), Seller is not required to hold any Permits relating to the Acquisition Assets or the Acquired Business.

      SECTION 5.7 SCHEDULE OF EXPENSES. Seller has heretofore furnished Purchaser with the schedule of expenses of Seller for the eleven month period ended November 30, 1998 (the "1998 EXPENSE SCHEDULE") attached hereto as
Schedule 5.7. Such Expense Schedule is true, complete and correct, and fairly presents the actual expenses (except state and federal income Taxes) of Seller on an accrual basis for the periods indicated therein.

      SECTION 5.8 NO UNDISCLOSED LIABILITIES. Except as set forth on SCHEDULE
5.7 OR 5.8, or for ordinary and customary liabilities that have arisen in the ordinary course of Seller's business, or for liabilities that would not have a Material Adverse Effect, there is no existing, contingent or, to

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the Best Knowledge of Seller and the Best Knowledge of each Shareholder, threatened liability, obligation, Lien or claim of any nature that relates to the Acquisition Assets or Acquired Business.

      SECTION 5.9 ABSENCE OF CERTAIN CHANGES. Except as disclosed on SCHEDULE
5.9 hereto, since November 30, 1998, there has not been:

      (a) any material adverse change in the business, financial condition, properties, expenses or results of operations of Seller that relates to the Acquisition Assets or Acquired Business;

      (b) any material damage, destruction or loss that relates to the Acquisition Assets or Acquired Business, whether covered by insurance or not;

      (c) any change by Seller in accounting methods or principles that would be required to be disclosed under generally accepted accounting principles;

      (d) any sale, lease or other disposition of Acquisition Assets, other than those in the ordinary course of business consistent with past practices;

      (e) any merger or consolidation of Seller with any other Person or any acquisition by Seller of the stock or business of another Person;

      (f) any borrowing, agreement to borrow funds or guaranty by Seller or any termination or amendment of any evidence of indebtedness, contract, agreement, deed, mortgage, lease, license or other instrument to which the Acquisition Assets is bound other than in the ordinary course of business and consistent with past practices;

      (g) any increase in the compensation payable or to become payable by Seller to the directors, officers or employees of Seller, any increase in benefits or benefit plan costs or any increase in any bonus, insurance, compensation or other benefit plan made for or with or covering any directors, officers or employees of Seller, other than increases in the ordinary course of business consistent with past practice in an amount not to exceed 10%;

      (h) any employment, consulting, or indemnification agreement entered into or made by Seller with any of its employees, or any collective bargaining agreement or other obligation to any labor organization incurred or entered into by Seller;

      (i) the creation or imposition of any Lien on any of the Acquisition
Assets;

      (j) any reduction in accruals or reserves, except reductions consistent with past practice;

      (k) any write-up or write-down of the value of the Acquisition Assets, except for write-ups or write-downs in accordance with generally accepted accounting principles and in the ordinary course of business and consistent with past practice;

      (l) any amendment to the articles of incorporation or bylaws of Seller;

      (m) any contract or commitment to do any of the foregoing.

      SECTION 5.10 CONTRACTS, AGREEMENTS, PLANS AND COMMITMENTS. SCHEDULE 5.10 hereto sets forth a complete list of the following contracts, agreements, plans and commitments to which Seller is a party or by which Seller or any of the Acquisition Assets is bound as of the date hereof:

      (a) any contract, commitment or agreement that involves aggregate expenditures by Seller of more than $10,000 per year;

      (b) any contract or agreement (including any such contracts or agreements entered into with any Governmental Authority) relating to the maintenance or operation of the Acquired Business that involves aggregate expenditures by Seller of more than $10,000;

      (c) any indenture, loan agreement or note under which Seller has outstanding indebtedness, obligations or liabilities for borrowed money;

      (d) any lease or sublease for the use or occupancy of real property;

      (e) any agreement that restricts the right of Seller to engage in any type of business;

      (f) any guarantee, direct or indirect, by any Person of any contract, lease or agreement entered into by Seller;

      (g) any partnership, joint venture or construction and operation agreement;

      (h) any agreement of surety, guarantee or indemnification with respect to which Seller is the obligor, outside of the ordinary course of business;

      (i) any contract that requires Seller to pay for goods or services substantially in excess of its estimated needs for such items or the fair market value of such items;

      (j) all Seller and Shareholder contracts and agreements with Interventions and IDDRS;

      (k) any contract, agreement, agreed order or consent agreement that requires Seller to take any actions or incur expenses to remedy non-compliance with any Environmental Law; and

      (l) any other contract material to the Acquired Business or Acquisition Assets.

True, correct and complete copies of each of such contracts, agreements, plans and commitments have been delivered to or made available for inspection by Purchaser. All such contracts, agreements, plans and commitments (i) were duly and validly executed and delivered by Seller and, (ii) (assuming due authorization, execution and delivery thereof by each of the other parties thereto) are valid and in full force and effect. To the Best Knowledge of Seller and the Best Knowledge of each Shareholder, Seller has fulfilled all material obligations required of Seller under each such contract, agreement, plan or commitment to have been performed by it prior to the date hereof. Except as set forth on SCHEDULE 5.10 to the Best Knowledge of Seller and the Best Knowledge of each of the Shareholders, there are no counterclaims or offsets under any of such contracts, agreements, plans and commitments.

      SECTION 5.11 ACTIONS PENDING. Except as set forth on SCHEDULE 5.11 hereto, there is no action, claim, suit, investigation or proceeding pending or, to the Best Knowledge of Seller and the Best Knowledge of each Shareholder, threatened against Seller, the Acquisition Assets or the Acquired Business, by or before any court, arbitrator or Governmental Authority. There is no action, claim, suit, investigation or proceeding pending or to the Best Knowledge of Seller and the Best Knowledge of each Shareholder, threatened against Seller which purports to affect the validity or enforceability of this Agreement or that seeks to prohibit, restrict or delay the consummation of the transactions contemplated hereby. Schedule 5.11 sets forth a description of all current and prior lawsuits (which were filed or resolved within the last three years) by or against Seller.

      SECTION 5.12 [intentionally omitted]

      SECTION 5.13 INSURANCE. SCHEDULE 5.13 hereto sets forth a list of all insurance policies owned by Seller by which Seller or any of its properties or assets is covered against present losses, all of which are now in full force and effect. Except as set forth in SCHEDULE 5.13, no insurance has been refused with respect to any operations, properties or assets of Seller nor has coverage of any insurance been limited by any insurance carrier that has carried, or received any application for, any such insurance during the last three years. No insurance carrier has denied any claims made against any of the policies listed on SCHEDULE 5.13 hereto.

      SECTION 5.14 TITLE. Except for the Off-the-Shelf Software (as to which Seller will transfer whatever rights it has by way of a quit claim of its rights, if any, in and to the same, subject to the rights of all third parties) and except as set forth in SCHEDULE 5.14, Seller has good and marketable title to or a valid assignable license in all of the Acquisition Assets and, except as noted in SCHEDULE 5.14, the Acquisition Assets are not subject to any Lien. Other entities to whom Seller now provides or has provided service are using and may have contributed to the development of, one or more of the Systems; however, to the Best Knowledge of Seller and the Best Knowledge of each Shareholder, Seller's use prior to Closing and Purchaser's use of such Systems after Closing will not infringe on the rights of any third parties, except for infringements which would not have a Material Adverse Effect.

      SECTION 5.15 REAL ESTATE. .SCHEDULE 5.15 hereto sets forth a description (including property location, parties and annual rental payments) of all leases, related to the Acquired Business under which Seller is lessor or lessee of any real property. All such leases are in full force and effect.

      SECTION 5.16 TAXES.

      (a) Except as described in SCHEDULE 5.16, Seller has caused to be duly filed in a timely manner with the appropriate Governmental Authorities all Tax Returns required to be filed by Seller by or with respect to the Business and the Acquisition Assets and has caused to be paid or deposited all Taxes (including estimated Taxes) required of Seller with respect to the periods covered by such Tax Returns or by any taxing authority. Except as described in
SCHEDULE 5.16, all Taxes required to be collected or withheld by Seller with respect to the Business or the Acquisition Assets have been duly collected or withheld.

      (b) Except as described in SCHEDULE 5.16, no Liens on the Acquisition Assets with respect to Taxes exist, and Seller has no reason to expect that any Lien on the Acquisition Assets with respect to Taxes will arise, on or with respect to the Business or the Acquisition Assets, except for Liens imposed by law and incurred in the ordinary course of business for obligations not yet due. No extension of time is in effect with respect to the date on which any Tax Return is to be filed by Seller with respect to the Business or the Acquisition Assets. There are no outstanding agreements or waivers extending the period for assessment or collection of any Taxes of Seller relating to the ownership or operation of the Business or the Acquisition Assets.

      (c) There is no pending action, proceeding or investigation, and to the Best Knowledge of Seller and the Best Knowledge of each Shareholder, no action, proceeding or investigation has been threatened by any Governmental Authority, for assessment or collection of Taxes with respect to the Acquired Business or the Acquisition Assets. No claim for assessment or collection of Taxes has been asserted during the past five years and no actual or proposed assessment has been made with respect to Taxes relating to the ownership or operation of the Acquired Business or the Acquisition Assets.

      SECTION 5.17 Employee Benefit Plans.

      (a) Each Plan and each Benefit Program (defined in SECTION 5.17(B)(IV) below) is listed on SCHEDULE 5.17 hereto. No Plan or Benefit Program is or has been (i) covered by Title IV of ERISA, (ii) subject to the minimum funding requirements of Section 412 of the Code or (iii) a "multi-employer plan" as defined in Section 3(37) of ERISA, nor has Seller contributed to, or ever had any obligation to contribute to, any multi-employer plan. Seller has received a letter from the IRS designating its 401(k) plan as qualified under Section 401(a) of the Code and does not know of any circumstances which would have a Material Adverse Effect in the event that such determination is withdrawn. No Plan or Benefit Program provides for any retiree health benefits for any employees or dependents of the Seller other than as required by COBRA (as hereinafter defined). There are no claims pending with respect to, or under, any Plan or any Benefit Program, other than routine claims for benefits, and there are no disputes or litigation pending or, to the Best Knowledge of Seller, threatened, with respect to any such Plans or Benefit Programs.

      (b) Seller has heretofore delivered to Purchaser true and correct copies of the following, if any exist:

            (i) each Plan and each Benefit Program listed on SCHEDULE 5.17, all amendments thereto as of the date hereof and all current summary plan descriptions provided to employees regarding the Plans and Benefit Programs;

            (ii) each trust agreement and annuity contract (or any other funding instruments) pertaining to any of the Plans or Benefit Programs, including all amendments to such documents to the date hereof;

            (iii) each employment contract and a description of any understanding or commitment between Seller and any officer, director or employee of Seller; and

            (iv) a description of each other plan, policy, contract, program, commitment or arrangement providing for bonuses, deferred compensation, retirement payments, profit sharing, incentive pay, commissions, hospitalization or medical expenses or insurance or any other benefits for any officer, director or employee of Seller as such or members of their families (other than directors' and officers' liability policies), whether or not insured (a "BENEFIT PROGRAM").

      (c) To the Best Knowledge of Seller and the Best Knowledge of each Shareholder, each Plan and Benefit Program has been maintained and administered in compliance with its terms and in accordance with all applicable laws, rules and regulations, except where the failure to do so would not have a Material Adverse Effect. Seller has no commitment or obligation to establish or adopt any new or additional Plans or Benefit Programs or to increase the benefits under any existing Plan or Benefit Program.

      (d) Except as set forth in SCHEDULE 5.17, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) result in any payment to be made by Seller other than severance, including, without limitation, unemployment compensation, golden parachute (defined in Section 280G of the Code) or otherwise, becoming due to any employee of Seller, or (ii) increase any benefits otherwise payable under any Plan or any Benefit Program.

      SECTION 5.18 Employees and Labor Matters.

      (a) Seller has provided Purchaser with a true and complete list dated as of December 31, 1998 (the "EMPLOYEE SCHEDULE ") of all employees of Seller, listing the title or position held, and (except as to certain managerial employees) the base salary or wage rate and any bonuses, commissions, profit sharing, Seller's vehicles, club memberships or other compensation or perquisites payable, and all employee benefits received by such employees. As of the date of this Agreement and as of the Closing Date, except for increases resulting from raises given to employees in the ordinary course of business consistent with past practice and in an amount not to exceed 10%, the combined projected annual payroll for the calendar year ending December 31, 1999 of Seller required to operate the Acquired Business is not materially different from that as listed on the Employee Schedule, and Seller has not entered into any agreement or agreements pursuant to which the combined annual payroll of Seller, including projected pay increases, overtime and fringe benefit costs, required to operate the Acquired Business (including all administrative and support personnel) would be greater than as listed on the Employee Schedule.

      (b) Seller is not a party to or bound by any written employment agreements or commitments, other than on an at-will basis. To the Best Knowledge of Seller and the Best Knowledge of each Shareholder, Seller is in compliance with all applicable laws respecting the employment and employment practices, terms and conditions of employment and wages and hours of its employees and is not engaged in any unfair labor practice, except where such non-compliance or practice would not have a Material Adverse Effect. All employees of Seller who work in the United States are lawfully authorized to work in the United States according to federal immigration laws. There is no labor strike or labor disturbance pending or, to the Best Knowledge of Seller and the Best Knowledge of each Shareholder, threatened against Seller with respect to the Acquired Business and, during the past five years, Seller has not experienced a work stoppage with respect to the Acquired Business.

      (c) Seller is not a party to or bound by the terms of any collective bargaining agreement or other union contract applicable to any employee of Seller and no such agreement or contract has been requested by any employee or group of employees of Seller, nor has there been any discussion with respect thereto by management of Seller with any employees of Seller. Seller is not aware of any union organizing activities or proceedings involving, or any pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for, or where the purpose is to organize, any group or groups of employees of Seller and there is not currently pending any proceeding before the National Labor Relations Board, wherein any labor organization is seeking representation of any employees of Seller.

      SECTION 5.19 INTELLECTUAL PROPERTY RIGHTS. To the Best Knowledge of Seller and to the Best Knowledge of each Shareholder, all trade names, computer software (wherein Seller is either licensee or licensor), copyrights and any other intellectual property of Seller (the "INTELLECTUAL PROPERTY RIGHTS") are lawfully owned, possessed or used by Seller, as the case may be, and Seller is not now nor upon consummation of the transactions contemplated hereby will be in default in any obligation with respect to any agreement with others concerning the Intellectual Property Rights, except for defaults which would not have a Material Adverse Effect. There is no pending judicial proceeding involving any claim, and Seller has not received any notice or claim of any infringement, misuse or misappropriation by Seller of any patent, trademark, trade name, copyright, Intellectual Property Rights, license or similar right owned by any third party during the past five years.

      SECTION 5.20 RELATIONSHIPS. Seller has not received notice from any supplier of an Acquisition Asset or of the Acquired Business or from any party to any Contract involving more than $10,000 annually with Seller (each a "CONTRACT PARTY"), during the past two years that such supplier or Contract Party intends to discontinue doing business with Seller, and no supplier or Contract Party during the past two years has indicated any intention (a) to terminate its existing business relationship with Seller or (b) not to continue its business relationship with Seller, whether as a result of the transactions contemplated hereby or otherwise. Except as described in SCHEDULE 5.20, Seller has not entered into any related party transaction during the past year with any officer, director or shareholder of Seller.

      SECTION 5.21 CERTAIN PAYMENTS. Neither Seller nor the Shareholders nor to the Best Knowledge of Seller and to the Best Knowledge of each Shareholder, any officer, director or employee of Seller has paid or received or caused to be paid or received, directly or indirectly, in connection with the Acquired Business (a) any bribe, kickback or other similar payment to or from any domestic or foreign government or agency thereof or any other Person or (b) any contribution to any domestic or foreign political party or candidate (other than from personal funds of such officer, director or employee not reimbursed by Seller or as permitted by applicable law).

      SECTION 5.22 BOOKS AND RECORDS. To the extent that they exist, all personnel files, reports, strategic planning documents, financial forecasts, accounting and tax records and all other records of every type and description that relate to the Acquired Business or the Acquisition Assets have been prepared and the Books and Records have been maintained in accordance with good business practices.

      SECTION 5.23 CONDITION AND SUFFICIENCY OF ASSETS. To the Best Knowledge of Seller and the Best Knowledge of each Shareholder, except as set forth on
SCHEDULE 5.23, the Equipment is in good operating condition and repair (subject to normal wear and tear) and Seller is not aware that any of such Equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. Except as set forth on SCHEDULE 5.23, the Equipment constitutes all of the operating assets held for use or used in connection with the Acquired Business other than those disposed of in the ordinary course of business.

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OFPURCHASER

      Purchaser hereby represents and warrants to Seller that:

      SECTION 6.1 CORPORATE EXISTENCE. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      SECTION 6.2 AUTHORITY; NO CONFLICTS. Purchaser has all requisite corporate power to carry on its business as presently conducted, to enter into this Agreement and to perform its other obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with, or require any filing, notice, consent, authorization or approval under any provision of Purchaser's charter, bylaws, any agreement or instrument to which Purchaser is a party or by which Purchaser is bound or, to the Best Knowledge of Purchaser, any law applicable to Purchaser or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to or binding upon Purchaser or to which Purchaser's assets or properties are subject. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Purchaser. There is no action, claim, suit, arbitration, investigation or proceeding pending or threatened against Purchaser which purports to affect the validity or enforceability of this Agreement or that seeks to prohibit, restrict or delay the consummation of the transactions contemplated hereby.

      SECTION 6.3 BINDING AGREEMENT. This Agreement constitutes, as of the date hereof, and this Agreement and all documents and instruments required hereunder to be executed and delivered by Purchaser at Closing will constitute, on the Closing Date, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally.

      SECTION 6.4 PENDING LITIGATION. There is no action, claim, suit, investigation or proceeding pending, or, to the Best Knowledge of Purchaser, threatened against Purchaser which purports to affect the validity or enforceability of this Agreement or that seeks to prohibit, restrict, delay or enjoin the consummation of or which would otherwise impair the transactions contemplated hereby.

                                  ARTICLE VII
             CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES

      SECTION 7.1 EMPLOYEES.

      (a) Purchaser may, but shall not be obligated to, offer employment to any of the employees of the Seller. Seller will not discourage any such person from accepting such employment with Purchaser. Seller has not made any representations or promises, oral or written, to employees of Seller concerning employment by Purchaser.

      (b) Purchaser shall not be responsible for any costs, obligations or liabilities which may result from the termination of employment by Seller of any employee of the Business not hired by Purchaser as of the first payroll date after the Closing; PROVIDED, HOWEVER, Purchaser shall be responsible for and shall assume any and all costs, obligations or liabilities directly related to the termination by Purchaser of any of the Transferred Employees solely to the extent that such costs, obligations or liabilities relate directly to the period beginning with the hiring of such employee by Purchaser and ending with such termination by Purchaser. Purchaser makes no representation with respect to the comparability of Purchaser's employee benefits to those offered by Seller. Purchaser specifically disclaims any obligation to remunerate employees of Seller who, following the Closing Date, will be employed by Purchaser, at levels comparable to the aggregate remuneration provided to such employees while employed by Seller. Prior to the Closing Date, Purchaser and Seller shall take all necessary actions to comply with the Worker Adjustment and Retraining Notification Act (the "WARN ACT") to the extent they are subject to the WARN Act.

      (c) Seller shall take such actions as it deems appropriate to terminate, modify, alter or amend the existing Plans or Benefit Programs with respect to employees of the Business due to the transactions contemplated by this Agreement. Purchaser does not and shall not assume any of such Plans or Benefit Programs, including, without limitation, any severance plans of Seller.

      (d) Seller shall be solely responsible for and shall pay in full to all of Seller's employees all compensation, bonuses and other payments, and all vacation pay, and any other benefits otherwise payable under the Benefit Programs, accrued to the Closing Date for which Seller is obligated thereunder or by law, and Seller shall satisfy all such obligations to such employees.

      (e) Seller will retain responsibility for, and continue to pay in accordance with the terms of the respective Plans or Benefit Program, all expenses and benefits due under or accrued up to the Closing Date with respect to each Plan or Benefit Program for each Seller employee hired by Purchaser and each former employee of Seller who terminated employment with Seller prior to the Closing Date (and covered dependents of all such employees).

      (f) Seller is responsible for any liabilities that may arise with respect to application of Section 4980B of the Internal Revenue Code of 1986 or Part 6 of Subtitle B of Title I of ERISA ("COBRA") with respect to any of its employees or covered dependents as a result of the transactions contemplated by this Agreement, as well as for any prior COBRA violations which occurred prior to Closing. Purchaser is not a successor employer for COBRA purposes.

      (g) Purchaser is not, and shall not be deemed to be, a successor employer to Seller with respect to any Plans or Benefit Programs; and no plan or other program adopted or maintained by Purchaser after the Closing is or shall be deemed to be a "successor plan", as such term is defined in ERISA or the Code, of any such Plan or Benefit Program. Notwithstanding the foregoing, (i) each of the Transferring Employees shall receive credit for the employee's most recent period of continuous past service with Seller, or with any entity for which Seller has provided consulting services to the extent Seller has given such employees such credit during such employees' employment with Seller, in determining entitlement under Purchaser's applicable vacation and sick leave policies, (ii) Transferring Employees shall be eligible for participation in Purchaser's current employee benefit and welfare plans as of the effective date of their employment with Purchaser, but Purchaser shall give each Transferring Employee credit (except with respect to any severance plans or policies of Purchaser) for his or her most recent period of continuous past service with Seller for purposes of determining eligibility to participate in the plan and the vesting and computation of benefits thereunder.

      (h) On the Closing Date, Seller and Purchaser will enter into a mutually acceptable agreement respecting Seller's right to use the services of the Transferred Employees after the Closing Date for a transition period to be mutually agreed by the parties (the "EMPLOYEE ACCESS AGREEMENT").

      SECTION 7.2 TAXES.

      (a) LIABILITY FOR TAXES. Seller shall be liable for (i) all Taxes that are imposed on or incurred by Seller and (ii) all Taxes that are imposed on or incurred by Seller with respect to the

Acquisition Assets or the Business for any taxable period ending on or before the Closing Date. Purchaser shall be liable for (i) all Taxes that are imposed upon or incurred by Purchaser and (ii) all Taxes that are imposed on or incurred by Purchaser with respect to the Acquisition Assets or the Acquired Business for any taxable period beginning on or after the Closing Date.

      (b) RIGHT TO REFUNDS. If Seller, on the one hand, or Purchaser, on the other hand, receives a refund of any Taxes for which the other is liable, then the party receiving such refund shall, within 10 days after its receipt, remit it to the other party.

      SECTION 7.3 CONSENTS. Seller and Purchaser shall use best efforts to procure any consents, novations, approvals or waivers in a form reasonably satisfactory to Purchaser which must be obtained by Seller or Purchaser pursuant to this Agreement or which are necessary to assign the Contracts and transfer any other Acquisition Assets to Purchaser. At the Closing, Purchaser may, but shall not be obligated to, elect to close the transactions contemplated hereby, notwithstanding the fact that Seller or Purchaser may have failed to obtain consents to the transfer.

      SECTION 7.4 TITLE. Purchaser shall bear the costs from any search company with respect to UCC searches ordered by Purchaser.

      SECTION 7.5 ENVIRONMENTAL DUE DILIGENCE. Seller hereby grants to Purchaser, and its counsel, accountants, consultants and other representatives, such access to the premises located at 1234 S. Michigan Avenue in Chicago (the "SELLER FACILITY"), and to its personnel and records (including without limitation for purposes of conducting visual site inspections and asbestos surveys) as Purchaser may reasonably request, including for the purpose of conducting an investigation of the (a) compliance of Seller and the Seller Facility with applicable Environmental Laws, and (b) the exposure to, presence, release, or any aspect of management, handling, or use of Materials of Environmental Concern at any such facility ("ENVIRONMENTAL DUE DILIGENCE"). Seller shall provide to Purchaser copies of all (a) Permits, (b) reports or results of all inspections, audits, assessments, and analytical data and (c) such other information as Purchaser may reasonably request in the possession or control of Seller regarding the Seller Facility and relating to (i) compliance with applicable requirements of Environmental Laws or (ii) the exposure to, presence, release, or any aspect of management, handling, or use of Materials of Environmental Concern.

      SECTION 7.6 FURTHER ASSURANCES. Seller, the Shareholders and Purchaser shall execute and deliver to the other, at the Closing or thereafter, any other instrument which may be requested by the other and which is reasonably appropriate to perfect or evidence any of the sales, assignments, transfers or conveyances contemplated by this Agreement or to transfer any Acquisition Assets identified after the Closing or to obtain any consents or licenses necessary for Purchaser to close the transaction contemplated by this Agreement or to operate the Acquired Business in the manner operated by Seller prior to Closing.

      SECTION 7.7 MAIL RECEIVED AFTER CLOSING. Following the Closing, Purchaser may receive and open all mail addressed to BHS Consulting Corp. and, to the extent that such mail and the contents thereof relate to the Acquired Business or the Acquisition Assets, deal with the contents thereof in its discretion. Purchaser shall notify Seller of (and provide Seller copies of the relevant portions of) any mail that obliges Seller to take any action or indicates that action may be taken against Seller. To the extent that such mail and the contents thereof do not relate to the Acquired Business or the Acquisition Assets, such mail and the contents thereof shall be promptly forwarded to Seller at Seller's address for notices set forth in SECTION 12.4, or at such other address as may be designated in writing by Seller.

      SECTION 7.8 BILLS AND PAYMENTS RECEIVED AFTER CLOSING. Purchaser shall promptly send Seller any bills or other notices that payment is due that Purchaser receives after Closing related to obligations of Seller not assumed by Purchaser under this Agreement, and Seller shall timely pay all such bills or other debts that are uncontested on or before the date that such bills are due. Seller shall promptly send Purchaser any bills or other notices that payment is due that Seller receives after Closing related to obligations of Seller expressly assumed by Purchaser under this Agreement, and Purchaser shall timely pay such bills or other debts on or before the date that such bills are due. Seller and Purchaser shall each promptly send to the other any payments received by them after Closing that is an asset of the other.

      SECTION 7.9 LOSS DUE TO CASUALTY. In the event of a Substantial Loss or Damage (defined below) to any of the Acquisition Assets by fire or other casualty prior to the Closing Date, Purchaser may, upon written notice to Seller within 10 days of receipt of written notice of such event, terminate this Agreement pursuant to ARTICLE X of this Agreement. In the event that Purchaser does not elect to terminate, then this Agreement shall remain in full force and effect, and the transaction hereby contemplated shall close in accordance with the terms and conditions of this Agreement, except that Seller may elect either to repair the property or to assign to Purchaser at Closing all of Seller's rights and interest in and to any insurance proceeds which have been or are or become payable to Seller as a result of such damage or loss, less reasonable costs and attorneys fees of Seller in connection therewith plus the amount of the deductible delivered to Purchaser in cash. "SUBSTANTIAL LOSS OR DAMAGE" shall mean a loss or material damage of 25% or more of the Acquisition Assets or material damage to the Acquisition Assets which results in the loss of the use thereof for a period exceeding three months. In the event of a loss or damage arising prior to the Closing Date that constitutes less than a Substantial Loss or Damage by fire or other casualty, Purchaser shall not have the right to terminate this Agreement pursuant to this SECTION 7.9; HOWEVER, Seller shall assign to Purchaser at Closing all of Seller's rights and interests in and to any insurance proceeds which have been or are or become payable to Seller as a result of such damage or loss.

                                  ARTICLE VIII
                                   COVENANTS

      SECTION 8.1 SELLER'S AND SHAREHOLDERS' COVENANTS. Seller and Shareholders, jointly and severally, covenant and agree with Purchaser as follows:

      (a) CONDUCT OF BUSINESS. Except as permitted hereunder or contemplated hereby or as consented to in writing by Purchaser, through the Closing Date Seller will (i) conduct the Acquired Business in the usual and ordinary course thereof; (ii) communicate regularly with Purchaser and keep Purchaser closely advised of any material developments relating to the Acquired Business; (iii) permit Purchaser to have access at reasonable times to the Seller's facilities and to review and copy the books and records of the Acquired Business; (iv) except for the photocopy machines, maintain and preserve the Acquisition Assets in customary repair, order and condition, reasonable wear and tear and loss by fire and casualty (which loss shall be governed by SECTION
7.9 hereof) excepted; (v) use all commercially reasonable efforts to preserve the Acquired Business intact, to retain the services of Seller's officers and employees and to preserve Seller's relationships with its suppliers, customers, all Governmental Authorities with which Seller has engaged in business related to the Acquired Business, and others having business dealings with it with respect to the Acquired Business, including but not limited to, paying suppliers and vendors and other third parties in accordance with its usual business in a timely fashion, and (vi) use its best efforts to cause all of the representations and warranties in ARTICLE V hereof to continue to be true and correct; (vii) continue to purchase supplies and similar items in the ordinary course through the Closing Date; (viii) not make any new commitments with respect to the Acquired Business in an amount greater than $10,000, without the prior written consent of Purchaser which will not be unreasonably withheld; (ix) not without the prior written consent of Purchaser, issue any shares, warrants or convertible securities, grant any options, repurchase or redeem any of its shares of capital stock, reclassify any of its outstanding stock, make any distribution of or sell or dispose of Acquisition Assets outside the ordinary course; or (x) not without the prior written consent of Purchaser, enter into any transaction with respect to the Acquired Business not in the usual and ordinary course of business.

      (b) MAINTENANCE OF INSURANCE. Seller will maintain or cause to be maintained the insurance policies or risk retention programs (or policies or programs of substantially the same nature) of Seller in full force and effect at all times until the Closing Date.

      (c) INFORMATION AND ACCESS. At all times until the Closing, Seller will afford representatives of Purchaser reasonable access during normal business hours to its offices, personnel, equipment and records, for the purpose of conducting an investigation of the Acquired Business and the Acquisition Assets. Seller will furnish to Purchaser such additional financial and operating data and other information of or concerning the Acquired Business or the Acquisition Assets as Purchaser may reasonably request; PROVIDED, HOWEVER, that the confidentiality of any data or information so acquired shall be maintained by Purchaser and its representatives prior to Closing in accordance with the undated Confidentiality Agreement between Seller and Purchaser attached hereto as Exhibit 8.1(c) (the "CONFIDENTIALITY AGREEMENT").

      (d) BEST EFFORTS. Seller will use its best efforts to obtain the satisfaction of the conditions to Closing set forth in SECTION 9.1 hereof.

      (e) PUBLIC ANNOUNCEMENTS AND DISCLOSURE OF COMPANY INFORMATION. Subject to applicable law, at all times until the Closing, Seller will promptly advise, and obtain the approval, which approval shall not be unreasonably withheld, of Purchaser before (i) issuing, or permitting any of Seller's directors or officers to issue, any press release with respect to this Agreement or the transactions contemplated hereby; or (ii) disclosing or permitting any of Seller's directors, officers, employees, representatives or agents to disclose to any Person (other than Seller or Purchaser or their respective directors, officers, employees, representatives or agents) nonpublic information regarding Purchaser.

      (f) OTHER OFFERS. Except in connection with the transactions contemplated by this Agreement, from and after the date hereof and until the termination of this Agreement pursuant to ARTICLE X, Seller shall not, and shall not permit any of its officers, directors, employees, Affiliates, representatives or agents to, directly or indirectly, (i) solicit, initiate or knowingly encourage any offer or proposal for, or any indication of interest in, a merger or business combination involving Seller or the acquisition of an equity interest in Seller, or a substantial portion of the Acquisition Assets or the Acquired Business or
(ii) engage in negotiations with any Person concerning the Acquisition Assets or the Acquired Business or disclose any nonpublic information relating to Purchaser, or afford access to any Person to the properties, books or records of Seller related to the Acquisition Assets or the Acquired Business. Seller shall promptly notify and provide copies to Purchaser of any offer, proposal or indication of interest received with respect to the Acquisition Asserts or the Acquired Business, or any other communication with respect thereto received from any third party.

      (g) NOTIFICATION OF CERTAIN MATTERS. Seller shall give prompt notice to Purchaser of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of Seller contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date, and (ii) any material failure by Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, that the delivery of any notice pursuant to this SECTION 8.1(G) shall not limit or otherwise affect the remedies available hereunder to Purchaser.

      SECTION 8.2 PURCHASER'S COVENANTS. Purchaser covenants and agrees with Seller as follows:

      (a) PUBLIC ANNOUNCEMENTS AND DISCLOSURE OF COMPANY INFORMATION. Subject to applicable law, at all times until Closing, Purchaser will promptly advise, and obtain the approval, which approval shall not be unreasonably withheld, of Seller before (i) issuing, or permitting any of Purchaser's directors or officers to issue, any press release with respect to this Agreement or the transactions contemplated hereby or (ii) disclosing, or permitting any of Purchaser's directors, officers, employees, representatives or agents to disclose, to any Person (or than Seller or Purchaser or their respective directors, officers, employees, representatives or agents) nonpublic information regarding Seller.

      (b) BEST EFFORTS. Purchaser will use its best efforts to cause the representations and warranties contained in ARTICLE VI hereof to continue to be true and correct through the Closing Date and to obtain the satisfaction of the conditions to Closing set forth in SECTION 9.2 hereof.

      (c) NOTIFICATION OF CERTAIN MATTERS. Purchaser shall give prompt written notice to Seller of (i) the occurrence or nonoccurrence of any event, the occurrence of which would be likely to cause any representation or warranty of Purchaser to be untrue or inaccurate in any material respect at or upon or prior to the Closing Date, and (ii) any material failure by Purchaser to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, that the delivery of any notice pursuant to this SECTION 8.2(C) shall not limit or otherwise affect the remedies available hereunder to Seller.

                                   ARTICLE IX
                             CONDITIONS TO CLOSING

      SECTION 9.1 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the transactions contemplated herein are subject, at the option of Purchaser, to satisfaction or waiver of the following conditions:

      (a) COMPLIANCE. Seller shall have complied in all material respects with all of its covenants and agreements contained herein, and all of the representations and warranties contained in ARTICLE V hereof shall be true and correct in all material respects on the date hereof and as of the Closing Date.

      (b) OFFICER'S CERTIFICATE. Purchaser shall have received a certificate dated the Closing Date of an executive officer of Seller certifying as to the matters specified in SECTION 9.1(A) hereof in the form attached hereto as
EXHIBIT 9.1(B).

      (c) SELLER'S RESOLUTIONS. Seller shall deliver to Purchaser certified copies of resolutions duly adopted by the board of directors of Seller and its shareholders, authorizing and approving the execution and delivery of this Agreement, including the exhibits and schedules hereto, and the consummation of the transactions contemplated herein.

      (d) CANCELLATION OF OPERATING CONTRACTS. The Interventions Contract shall have been terminated at Closing without penalty to Seller, Interventions or Purchaser. No other Contract shall have been canceled, amended or renewed at reduced per diem levels or otherwise adversely affected prior to the Closing.

      (e) TRANSFER DOCUMENTS. At Closing, Seller shall execute and/or deliver, as applicable, to Purchaser the following:

            (i) a bill of sale, general assignment and conveyance by Seller transferring to Purchaser all of the tangible Acquisition Assets in the form attached hereto as EXHIBIT 9.1(E)(I).

            (ii) an assignment in the form attached hereto as EXHIBIT 9.1(E)(II) of Seller's rights under all purchase orders and all other intangible property included among the Acquisition Assets and of Seller's rights under all other Contracts;

            (iii) copies of all of the Contracts and of the Books and Records;
      and

            (iv) such other instruments of transfer and assignment in respect of the Acquisition Assets as shall be consistent with the terms and provisions of this Agreement and reasonably acceptable to Seller and Purchaser.

      (f) DUE DILIGENCE. Purchaser shall have completed, to its sole satisfaction, its due diligence review of the Acquired Business and Acquisition Assets.

      (g) ABSENCE OF MATERIAL ADVERSE EFFECT. No Material Adverse Effect to the detriment of Purchaser or default shall have occurred since the date hereof or shall occur as a result of the consummation of the transactions contemplated by this Agreement.

      (h) ORDERS, ETC. No action, suit or proceeding shall have been commenced or shall be pending or threatened, and no statute, rule, regulation or order shall have been enacted, promulgated, issued or deemed applicable to the Acquired Business, the Acquisition Assets or the transactions contemplated by this Agreement, by any Governmental Authority or court that reasonably could be expected to (i) materially impair Purchaser's ownership or operation (as currently conducted) of all or a material portion of the Acquired Business or the Acquisition Assets, or compel Purchaser to dispose of or hold separate all or a material portion of Purchaser's or Seller's business or assets, as a result of the transactions contemplated by this Agreement, or (ii) prohibit consummation of the transactions contemplated by this Agreement.

      (i) REMOVAL OF LIENS. Seller shall have caused any and all Liens on the Acquisition Assets to be released and shall have provided Purchaser with documentary evidence to such effect.

      (j) CONSENTS. All consents and approvals required in connection with (i) the execution, delivery and performance of this Agreement, and (ii) the assignment of the Contracts and all other agreements necessary for Purchaser to conduct the Acquired Business as it is currently being conducted by Seller, including, without limitation, those consents listed on SCHEDULE 5.5 hereto, shall have been obtained in form satisfactory to Purchaser.

      (k) VERIFICATION BY INDEPENDENT AUDITOR. Purchaser, at its sole cost and expense, shall have the right to have an independent public auditing firm verify the accuracy of Seller's representations and warranties and satisfaction of conditions to Closing which relate the financial condition of the Acquired Business.

      (l) UNIONS. The employees of Seller shall not be unionized, nor shall there be any plans or other developments for unionization of Seller's employees.

      (m) CERTAIN AGREEMENTS. The transactions contemplated by that certain Asset Purchase Agreement by and between Purchaser, Interventions and IDDRS, dated as of May 10, 1999 (the "INTERVENTIONS/IDDRS PURCHASE AGREEMENT"), shall have closed.

      (n) REAL ESTATE LEASE. The parties shall have entered into a real estate lease upon terms mutually agreeable to the parties.

      (o) CONSULTING AGREEMENTS. The parties shall have entered into consulting and transition agreements in forms mutually agreeable to the parties.

      (p) OPINIONS OF COUNSEL. Purchaser shall have received the opinion of counsel to Seller in the form of EXHIBIT 9.1(P) attached hereto.

      (q) NONCOMPETITION AGREEMENTS. The parties shall have executed and delivered Noncompetition Agreements in the forms agreed to on the date of this Agreement.

      SECTION 9.2 CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions contemplated herein are subject, at the option of Seller, to satisfaction of the following conditions:

      (a) COMPLIANCE. Purchaser shall have complied with its covenants and agreements contained herein, and the representations and warranties contained in
ARTICLE VI hereof shall be true and correct in all respects on the date hereof and as of the Closing Date.

      (b) PURCHASER'S RESOLUTION. Purchaser shall have delivered to Seller certified copies of resolutions duly adopted by the board of directors of Purchaser authorizing and approving the execution and delivery of the Agreement, including the exhibits and articles attached hereto, and the consummation of the transactions contemplated herein.

      (c) OFFICER'S CERTIFICATE. Seller shall have received a certificate dated the Closing Date of an executive officer of Purchaser certifying as to the matters specified in SECTION 9.2(A) hereof in the form attached hereto as
EXHIBIT 9.2(C).

      (d) ORDERS, ETC. No action, suit or proceeding shall have been commenced or shall be pending or threatened, and no statute, rule, regulation or order shall have been enacted, promulgated, issued or deemed applicable to the Acquired Business, the Acquisition Assets or the transactions contemplated by this Agreement, by any Governmental Authority or court that reasonably may be expected to (i) prohibit Purchaser's ownership or operation of all or a material portion of the Acquired Business or the Acquisition Assets, or compel Purchaser to dispose of or hold separate all or a material portion of Seller's business or assets, as a result of the transactions contemplated by this Agreement or (ii) prohibit consummation of the transactions contemplated by this Agreement.

      (e) OPINION OF COUNSEL. Seller shall have received the opinion of counsel to Purchaser in the form of EXHIBIT 9.2(E) hereto.

      (f) NONCOMPETITION AGREEMENTS. The parties shall have executed and delivered Noncompetition Agreements in the forms agreed to on the date of this Agreement.

      (g) EMPLOYEE ACCESS AGREEMENT. Purchaser and Seller shall have executed and delivered the Employee Access Agreement upon terms mutually agreeable to the parties. ARTICLE X TERMINATION

      SECTION 10.1 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

      (a) by the mutual written agreement of Seller and Purchaser;

      (b) by Purchaser by written notice thereof to Seller (i) if any of the conditions set forth in SECTION 9.1 hereof shall have become incapable of fulfillment by or before the Closing Date, and shall not have been waived by Purchaser or (ii) Seller commits a material breach of this Agreement which is not cured with twenty (20) days following receipt of notice thereof from Purchaser;

      (c) by Seller by written notice thereof to Purchaser if (i) any of the conditions set forth in SECTION 9.2 hereof shall have become incapable of fulfillment by or before the Closing Date, and shall not have been waived by Seller or (ii) Purchaser commits a material breach of this Agreement which is not cured with twenty (20) days following receipt of notice thereof from Seller;

      (d) by Purchaser, as set forth in SECTION 7.9 hereof;

      (e) by Seller or Purchaser by written notice thereof to the other if the transactions contemplated hereby shall not have been consummated by July 31, 1999, or such other date as Seller and Purchaser shall agree upon in writing; PROVIDED, HOWEVER, if the Closing is delayed due to delays in (i) obtaining all necessary governmental approvals, (ii) obtaining other contractual consents, if any, (iii) satisfaction of other conditions beyond the control of Purchaser or Seller or (iv) delays in closing of the transactions contemplated in the Interventions/IDDRS Purchase Agreement, then the Closing Date will be extended for such time as required to satisfy such conditions; provided, however, that the Closing Date may not be extended beyond September 30, 1999.

      SECTION 10.2 EFFECT OF TERMINATION. The following provisions shall apply in the event of a termination of this Agreement:

      (a) A termination of this Agreement shall not relieve any party from liability for any breach of this Agreement, nor shall it affect any other rights or obligations which accrued prior to the effective date of the termination or which are expressly contemplated to survive a termination of this Agreement, including but not limited to those matters set forth in SECTIONS 10.2, 12.1, 12.3, 12.4, 12.6 AND ARTICLE XI.

      (b) The parties hereto acknowledge and agree that Purchaser, as a result of the actual damages Purchaser would sustain by reason of such negligent or willful failure of Seller or Shareholders to perform its or their obligations hereunder, could not be made whole by monetary damages, and it is accordingly agreed that Purchaser shall have the right to elect, in addition to any and all other remedies at law or in equity, to enforce specific performance under this Agreement and

Seller and Shareholders waive the defense in any such action for specific performance that a remedy at law would be adequate.

                                   ARTICLE XI
                                INDEMNIFICATION

      SECTION 11.1 SELLER'S AND SHAREHOLDERS' INDEMNITY OBLIGATIONS. Subject to the conditions and limitations set forth in this ARTICLE XI, Seller and each of the Shareholders shall, jointly and severally, indemnify and hold harmless Purchaser and Purchaser's officers, directors, employees and Affiliates (each a "PURCHASER INDEMNIFIED PARTY") from and against any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, remediations, liabilities, strict liabilities, judgments, fines, penalties and expenses (including, without limitation, reasonable attorneys' fees) (collectively, the "INDEMNIFIED AMOUNTS") incurred by a Purchaser Indemnified Party or for which Purchaser bears responsibility as a result of (a) any breach or misrepresentation in any of the representations and warranties made by Seller and/or the Shareholders in this Agreement or in any certificate or instrument delivered in connection with this Agreement (other than the Noncompete Agreements of Seller and each of the Shareholders), (b) any violation or breach by Seller and/or the Shareholders of or default by Seller and/or the Shareholders under the terms of this Agreement or under any certificate or instrument delivered in connection with this Agreement (other than the Noncompete Agreements of Seller and each of the Shareholders) or (c) any other liability of Seller and the Shareholders (including but not limited to the Excluded Liabilities) other than those liabilities expressly assumed by Purchaser under SECTION 4.2 of this Agreement or as expressly provided in
SECTION 11.3. The liability of Seller and each Shareholder to Purchaser for any breach by such party of such party's Noncompete Agreement shall be determined by such party's respective Noncompete Agreement with Purchaser.

      SECTION 11.2 PURCHASER'S INDEMNITY OBLIGATIONS. Subject to the conditions and limitations set forth in this ARTICLE XI, Purchaser shall indemnify and hold harmless Seller and Seller's officers, directors, employees and Affiliates (each a "SELLER INDEMNIFIED PARTY") from and against any and all Indemnified Amounts incurred by a Seller Indemnified Party or for which Seller bears responsibility as a result of (a) any breach or misrepresentation in any of the representations and warranties made by or on behalf of Purchaser in this Agreement or any certificate or instrument delivered in connection with this Agreement (other than the Noncompete Agreements of each Shareholder); (b) any violation or breach by Purchaser of or default by Purchaser under the terms of this Agreement or any certificate or instrument delivered in connection with this Agreement; (c) any Assumed Liability (other than the Noncompete Agreements of each Shareholder); or
(d) any other liability of Purchaser.

      SECTION 11.3 ENVIRONMENTAL LAWS AND CLAIMS. Nothing in SECTION 11.1 OR
SECTION 11.2 above shall otherwise require Seller or the Shareholders to indemnify the Purchaser Indemnified Parties, or the Purchaser to indemnify Seller, the Shareholders or a Seller Indemnified Party, for the status of compliance under the Environmental Laws or for the presence, release, use, or handling of, or exposure to, Materials of Environmental Concern at, in, on, under, or emanating from any of the Seller's or Purchaser's assets or facilities. Nothing in this Agreement, however, shall be construed to constitute a waiver by Purchaser or any of the other Purchaser Indemnified Parties, or Seller, any Shareholder or any of the other Seller Indemnified Parties for any claims, rights, or remedies they may have or may acquire under the Environmental Laws, common law, or otherwise with respect to the status of compliance of the Seller's or Purchaser's assets or facilities under the Environmental Laws or the presence, release, use, or handling of, or exposure to, Materials of Environmental Concern at, in, on, under, or emanating from any of the Seller's or Purchaser's assets or facilities, and Purchaser and the other Purchaser Indemnified Parties and Seller, the Shareholders and the other Seller Indemnified Parties expressly preserve and retain all such claims, rights, and remedies.

      SECTION 11.4 INDEMNIFICATION PROCEDURES. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

      (a) A party claiming indemnification under this Agreement (an "INDEMNIFIED PARTY") shall with reasonable promptness (i) notify the party from whom indemnification is sought (the "INDEMNIFYING PARTY") of any third-party claim or claims asserted against the Indemnified Party ("THIRD PARTY CLAIM") for which indemnification is sought and (ii) transmit to the Indemnifying Party a copy of all papers served with respect to such claim (if any) and a written notice ("CLAIM NOTICE") containing a description in reasonable detail of the nature of the Third Party Claim, an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement.

      Within 30 days after receipt of any Claim Notice (the "ELECTION Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party with respect to such Third Party Claim and (ii) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

      If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this SECTION 11.4(A). The Indemnifying Party shall have full control of such defense and proceedings. Before the Indemnifying Party notifies the Indemnified Party that the Indemnifying Party elects to assume the defense of the Third Party Claim, the Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party, to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall reasonably deem necessary or appropriate to protect its interests. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any person. Except as otherwise provided herein, the Indemnified Party may participate in, but not control, any defense or settlement of any Third Party claim controlled by the Indemnifying Party pursuant to this SECTION 11.4 and shall bear its own costs and expenses with respect to such participation.

      If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to the preceding paragraph, or if the Indemnifying Party elects to defend the Indemnified Party but fails to prosecute or settle the Third Party Claim as herein provided or if the Indemnified Party reasonably objects to such election on the grounds that counsel for such Indemnifying Party cannot represent both the Indemnified Party and the Indemnifying Parties because such representation would be reasonably likely to result in a conflict of interest, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this SECTION 11.4, and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

      The Indemnifying Party shall not settle or compromise any Third Party Claim unless (i) the terms of such compromise or settlement require no more than the payment of money (i.e., such compromise or settlement does not require the Indemnified Party to admit any wrongdoing or take or refrain from taking any action), (ii) the full amount of such monetary compromise or settlement will be paid by the Indemnifying Party, and (iii) the Indemnified Party receives as part of such settlement a legal, binding and enforceable unconditional satisfaction and/or release, in form and substance reasonably satisfactory to it, providing that such Third Party Claim and any claimed liability of the Indemnified Party with respect thereto is being fully satisfied by reason of such compromise or settlement and that the Indemnified Party is being released from any and all obligations or liabilities it may have with respect thereto. The Indemnified Party shall not settle or admit liability to any Third Party Claim without the prior written consent of the Indemnifying Party unless (x) the Indemnifying Party has disputed its potential liability to the Indemnified Party, and such dispute either has not been resolved or has been resolved in favor of the Indemnifying Party or (y) the Indemnifying Party has failed to respond to the Indemnified Party's Claim Notice.

      (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "INDEMNITY NOTICE") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement.

      SECTION 11.5 DETERMINATION OF INDEMNIFIED AMOUNTS. The Indemnified Amounts payable by an Indemnifying Party hereunder shall be determined (i) by the written agreement of the parties, or (ii) by a final judgment or decree of any court of competent jurisdiction, or (iii) by any other means agreed to in writing by the parties. A judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken have been fully determined. In calculating or determining the Indemnified Amounts, such calculation or determination shall take into account the actual receipt by the Indemnified Party of any amounts from any insurance company or other third party.

      SECTION 11.6 LIMITATION OF SELLER'S AND SHAREHOLDERS' LIABILITY.

      (a) Notwithstanding anything to the contrary contained in ARTICLE XI, the aggregate liability of Seller and the Shareholders for any event or occurrence and for all events and occurrences in the aggregate giving rise to Seller and/or the Shareholders being required to indemnify Purchaser Indemnified Parties pursuant to (i) SECTIONS 11.1 (A) AND (B) of this Agreement shall be limited to $1,500,000, and (ii) SECTION 11.1(C) of this Agreement shall be unlimited.

      (b) Purchaser Indemnified Parties are entitled to indemnification pursuant to ARTICLE XI under this Agreement only to the extent that the amount of any Indemnified Amount, individually or in the aggregate, exceeds a deductible of $50,000.

      SECTION 11.7 LIMITATION OF PURCHASER'S LIABILITY.

      (a) Notwithstanding anything to the contrary contained in ARTICLE XI, the aggregate liability of Purchaser for any event or occurrence and for all events and occurrences in the aggregate giving rise to Purchaser being required to indemnify Seller Indemnified Parties pursuant to (I) SECTIONS 11.2(A), (B) AND
(C) of this Agreement shall be limited to $1,000,000, and (ii) SECTION 11.2(D) of this Agreement shall be unlimited.

      (b) Seller Indemnified Parties are entitled to indemnification pursuant to
SECTION 11.2 only to the extent that the amount of any Indemnified Amount, individually or in the aggregate, exceeds a deductible of $50,000.

                                  ARTICLE XII
                                 MISCELLANEOUS

      SECTION 12.1 COMMISSIONS. Each of the parties hereby represents and warrants to the others that it has done nothing to create any liability for the payment of any commission or compensation in the nature of a finder's fee or similar fee to any broker or any other Person in connection with this Agreement and the transactions contemplated hereby.

      SECTION 12.2 SURVIVAL PERIOD. The representations and warranties set forth in this Agreement and in any certificate delivered in connection herewith shall be continuing and shall survive the Closing for a period of one year following the Closing Date; PROVIDED, HOWEVER, that in the case of all representations and warranties, there shall be no such termination with respect to any such representation or warranty as to which a bona fide claim has been asserted by written notice of such claim delivered to the party or parties making such representation or warranty prior to the expiration of the survival period. The covenants and agreements, including but not limited to indemnification obligations, set forth in this Agreement and in any certificate or instrument delivered

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
in connection herewith shall be continuing and survive Closing; PROVIDED, HOWEVER, that the indemnification obligations of the parties hereto (i) set forth in SECTIONS 11.1(A) and 11.2(A) with respect to a breach of a representation or warranty shall terminate at the time such particular representation or warranty shall terminate, and (ii) set forth in SECTIONS 11.1(B) and 11.2(B) shall terminate one year following the Closing Date. The indemnification obligations set forth in SECTION 11.1(C) AND SECTIONS 11.2(C) AND (D) shall survive the Closing indefinitely.

      SECTION 12.3 EXPENSES. All costs and expenses incurred by Seller and the Shareholders in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including its legal, accounting, advisory, travel, finders and brokers and other professional fees and expenses, shall be paid by Seller and the Shareholders. Purchaser shall bear its expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby (as well as in connection with negotiations with other potential purchasers), including its legal, accounting, advisory, travel, finders and brokers and other professional fees and expenses.

      SECTION 12.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been received only if and when (i) personally delivered to the addressee or (ii) on the third day after mailing, by United States mail, first class, postage prepaid, by certified mail return receipt requested, addressed in each case as follows (or to such other address as may be specified by like notice):

       If to Seller or the Shareholders, to:

            BHS Consulting Corp.
            1234 South Michigan Avenue
            Chicago, Illinois 60605
            Attention:    Peter J. Bokos
            Telephone:  312-663-0817
            Facsimile:   312-663-5426

      With a copy (which shall not constitute notice) to:

            Nicole Finitzo
            Jenner &  Block
            One Westminster Place
            Lake Forest, Illinois 60045
            Telephone:  847/295-9200

      If to Purchaser, to:

            Cornell Corrections, Inc.
            1700 West Loop South, Suite 1500
            Houston, Texas 77056-1805
            Attention:    Brian Bergeron
            Telephone:  713/623-0790
            Facsimile:   713/623-2853

      With a copy (which shall not constitute notice) to:

            Locke Liddell & Sapp LLP
            3400 Chase Tower
            600 Travis Street
            Houston, Texas 77002
            Attention:   Michael T. Peters
            Telephone:  713/226-1200
            Facsimile:   713/223-3717

      SECTION 12.5 ENTIRE AGREEMENT. This Agreement, including all schedules and exhibits hereto, which schedules or exhibits are incorporated herein by reference and deemed to be a part of this Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by all the parties hereto. Notwithstanding this SECTION 12.5, in the event the transactions contemplated herein are not consummated, the Confidentiality Agreement shall continue in force and effect in accordance with the terms and provisions set forth therein.

      SECTION 12.6 GOVERNING LAW. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

      SECTION 12.7 ASSIGNMENTS AND THIRD PARTIES. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party; PROVIDED, HOWEVER, that it is understood and agreed that Purchaser may assign all or any portion of its rights and delegate all or any portion of its duties hereunder to an Affiliate of Purchaser, in which event the assignee of Purchaser shall execute and deliver all documents, certificates and other instruments to be executed and delivered by Purchaser at the Closing in lieu of Purchaser, which documents, certificates and other instruments shall be appropriately modified to conform to such assignee's organizational status. No assignment shall release a party of any of its obligations under this Agreement.

      SECTION 12.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any of the parties hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 12.9 AMENDMENTS; NO WAIVERS. Any provision of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 12.10 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall entitle any Person other than the parties hereto or their respective successors and assigns permitted hereby to any claim, cause of action, remedy or right of any kind.

      SECTION 12.11 HEADINGS; USE OF CERTAIN TERMS. The headings and table of contents herein are for convenience only and shall have no significance in the interpretation hereof. Unless the context shall otherwise require, the singular shall include the plural and vice versa, and each pronoun in any gender shall include all other genders.

      SECTION 12.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed for all purposes to be an original, but all of which together shall constitute one and the same agreement.

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
      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

                                    BHS CONSULTING CORP.


                                    By:/s/PETER J. BOKOS
                                          Peter J. Bokos, President


                                    THE SHAREHOLDERS:

                                       /s/PETER J. BOKOS
                                          Peter J. Bokos, Individually

                                       /s/Nancy E. Haser
                                          Nancy E. Haser, Individually



                                    CORNELL CORRECTIONS, INC.


                                    By: /s/STEVEN W. LOGAN
                                    Name:  Steven W. Logan
                                    Title: Acting Chief Financial Officer
                                           Executive President

                                   EXHIBIT 1.2
                                   DEFINITIONS

      AFFILIATE: with respect to any Person, means any Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

      BEST KNOWLEDGE OF SELLER: means, with respect to any matter in question, actual knowledge of any of the directors or officers of Seller or Seller's onsite management and knowledge that would have been disclosed through reasonable diligence.

      BEST KNOWLEDGE OF EACH SHAREHOLDER: means the actual knowledge of each of the Shareholders and knowledge that would have been disclosed through reasonable diligence.

      BEST KNOWLEDGE OF PURCHASER: means, with respect to any matter in question, actual knowledge of any of the directors or officers of Purchaser and knowledge that would have been disclosed through reasonable diligence.

      CERCLA: means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

      CODE: means the Internal Revenue Code of 1986, as amended, or any amending or superseding tax laws of the United States of America.

      EEOC: means United States Equal Employment Opportunity Commission.

      ENVIRONMENTAL CLAIM: means any claim; litigation; demand; action; cause of action; suit; loss; cost, including, but not limited to, attorneys' fees, diminution in value, expert's fees; damage; punitive damage; fine, penalty, expense, liability, criminal liability, judgment, governmental or private investigation and testing; notification of status of being potentially responsible for clean-up of any facility or for being in violation or in potential violation of any Environmental Law; proceeding; lien; personal injury or death of any person; or property damage, whether threatened, sought, brought or imposed, that is related to or that seeks to recover damages related to, or seeks to impose liability regarding Seller or Purchaser (as the case may be) or any of their respective subsidiaries or operations conducted by any of them for:
(i) improper use or treatment of wetlands, pinelands or other protected land or wildlife; (ii) noise; (iii) radioactive materials (including naturally occurring radioactive materials ["NORM"]); (iv) explosives; (v) pollution, contamination, preservation, protection, decontamination, remediation or clean-up of the air, surface water, groundwater, soil or protected lands; (vi) solid, gaseous or liquid waste generation, handling, discharge, release, threatened release, treatment, storage, disposal or transportation; (vii) exposure of persons or property to Materials of Environmental Concern and the effects thereof; (viii) the release, threatened release, generation, extraction, mining, beneficiating, manufacture, processing, distribution in commerce, use, transfer, transportation, treatment, storage, disposal or remediation of Materials of Environmental Concern; (ix) injury to, death of or threat to the health or safety of any person or persons caused directly or indirectly by Materials of Environmental Concern; (x) destruction caused directly or indirectly by Materials of Environmental Concern or the release or threatened release of any Materials of Environmental Concern on any property (whether real or personal); (xi) the implementation of spill prevention and/or disaster plans relating to Materials of Environmental Concern; (xii) community right-to-know and other disclosure laws; or (xiii) maintaining, disclosing or reporting information to governmental authorities under any Environmental Law. The term, "Environmental Claim" also includes, without limitation, any damages incurred in testing for the need for remediation or for breach or violation of any Environmental Laws; monitoring or responding to efforts to require remediation and any claim based upon any asserted or actual breach or violation of any Environmental Law.

      ENVIRONMENTAL LAWS: means any and all laws, common law, statutes, ordinances, rules, regulations, judgments, guidance documents, orders or other official acts or determinations of any Governmental Authority relating to the preservation or protection of the environment, human health or safety, a community's right to know, or regulating or imposing liability or standards of conduct concerning any Materials of Environmental Concern in any and all jurisdictions, including, without limitation, (a) CERCLA, (b) RCRA, (c) the Solid Waste Disposal Act, as amended, (d) the Hazardous and Solid Waste Amendments Act of 1984, as amended, (e) the Clean Air Act, as amended, (f) the Toxic Substances Control Act, as amended, (g) the Safe Drinking Water Act, as amended, (h) the Federal Water Pollution Prevention and Control Act, as amended,
(i) the Occupational Safety and Health Act of 1970, as amended, (j) the Hazardous Materials Transportation Act, as amended, (k) the Rivers and Harbors Act of 1899, as amended, and (l) any rules and regulations promulgated pursuant to any or all of (a) through (k) above. The terms "RELEASE"or "THREATENED RELEASE" shall have the meanings specified in CERCLA, and the terms "SOLID WASTE" and "DISPOSAL" (or "DISPOSED") shall have the meanings specified in RCRA; PROVIDED, HOWEVER, that, to the extent the laws of any jurisdiction applicable to Purchaser or Seller or any of their respective properties or assets establish a meaning for "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply in such jurisdiction.

      EPA: means the United States Environmental Protection Agency and any successor organization.

      ERISA: means the Employee Retirement Income Security Act of 1974, as amended.

      GOVERNMENTAL AUTHORITY: means any nation or government, any state or political subdivision thereof and any agency or entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

      KNOWLEDGE or KNOWLEDGE or KNOWN: an individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if such individual is actually aware of such fact or other matter. An Entity shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any individual who is serving as a director or executive officer of the Entity, as the case may be, has knowledge of such fact or other matter.

      LIEN: means any mortgage, pledge, hypothecation, security interest, encumbrance, right of first refusal, option, lien, charge, condition, restriction or burden of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

      MATERIAL ADVERSE EFFECT: means any material adverse effect on the business, financial condition, properties, prospects, net worth or results of operations of the Acquired Business or the Acquisition Assets.

      MATERIALS OF ENVIRONMENTAL CONCERN: means: (i) those substances included within the statutory and/or regulatory definitions of "hazardous substance," "hazardous waste," "extremely hazardous substance," "regulated substance," "hazardous materials," or "toxic substances," under any Environmental Law; (ii) any material, waste or substance which is or contains: (A) petroleum, oil or a fraction thereof, (B) explosives, (C) radioactive materials (including naturally occurring radioactive materials), or (D) solid wastes that post imminent and substantial endangerment to health or the environment; and (iii) such other substances, materials, or wastes that are or become classified or regulated as hazardous or toxic under any applicable federal, state or local law or regulation. To the extent that the laws or regulations of any applicable state or local jurisdiction establish a meaning for any term defined herein through reference to federal Environmental Laws which is broader than the meaning under such federal Environmental Laws, such broader meaning shall apply.

      OSHA: means the United States Occupational Safety and Health
Administration.

      PERSON: means any individual, partnership, joint venture, corporation, limited liability company, association, trust, unincorporated organization, government or agency or subdivision thereof or any other entity.

      PLAN: means an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by Seller or by any trade or business, whether or not incorporated, which, together with Seller, is under common control, as described in Section 414(b) or (c) of the Code.

      RCRA: means the Resources Conservation and Recovery Act of 1976, as amended from time to time.

      SUBSIDIARY OR SUBSIDIARIES: means, with respect to any specified Person, a corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or other Person at least a majority of whose securities having ordinary voting power for the election of its board of directors or other similar managing body are, at the time as of which any determination is being made, owned legally or beneficially by such Person or one or more Subsidiaries thereof.

      TAX RETURN: means any return, report, statement, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

      TAXES: means all federal, foreign, state, local or other net or gross income, gross receipts, sales, use, transfer, real property gains or transfer, school, ad valorem, property, value-added, franchise, production, severance, windfall profit, withholding, payroll, employment, excise or similar taxes, assessments, duties, fees, levies or other governmental charges, together with any interest thereon, any penalties, additions to tax or additional amounts with respect thereto and any interest in respect of such penalties, additions or additional amounts.